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[ING LOGO]

January 2006

Owners of Group Variable Annuity Contracts
Issued ING Life Insurance and Annuity Company (ING)

RE:   PROXY VOTING PROCEDURES: ING SALOMON BROTHERS LARGE CAP GROWTH PORTFOLIO

You are the owner of a group variable tax-deferred annuity contract for an Internal Revenue Code (IRC) Section 403(b) plan. Your ownership of the contract is required to qualify the Plan under IRC Section 403(b) and to provide the associated benefits to your plan participants. Under this plan, your participants are entitled to provide voting instructions on certain matters related to the funds available through the contract. You as contract owner must authorize ING to accept the voting instructions of your participants. TO AUTHORIZE ING TO ACCEPT YOUR PARTICIPANTS' VOTES, PLEASE SIGN AND RETURN THE GROUP CONTRACT OWNER AUTHORIZATION FORM BELOW.

1.    WHY ARE SHAREHOLDERS BEING MAILED A PROXY?

      On March 2, 2006, there will be a meeting of the shareholders of the Funds to consider and act upon the proposals described in the enclosed Proxy Statement.

      Shareholders of record of the Funds as of December 7, 2005 are eligible to vote on these matters. Although shares of the Funds attributable to your contract are owned by a Separate Account and not by you or your participants directly, your participants may vote on these matters based on their Separate Account balance attributable to the Funds.

2. WHAT IF ALL OF THE PARTICIPANTS IN MY PLAN DO NOT VOTE THE SHARES ATTRIBUTABLE TO THEIR ACCOUNTS?

      ING will vote shares attributable to participant accounts for which no voting instruction cards have been received in the same proportion (for, against or abstaining) as votes from participants who returned signed voting instruction cards.

3.    WHAT HAPPENS IF I DO NOT SIGN THE AUTHORIZATION FORM?

      Your participants will lose their ability to exercise their voting rights with respect to each applicable proposal described in the enclosed proxy statement. The votes attributable to your group annuity contract will be cast in the same proportion as votes for which we have received directions from the owners and participants of other contracts funded by the Separate Account.

      If you have any questions regarding the proposals, please call toll free at (800) 262-3862.

            Please detach at perforation. Return bottom portion only.

                     GROUP CONTRACT OWNER AUTHORIZATION FORM

TO:   MIS - PROXY TABULATOR
      ING LIFE INSURANCE AND ANNUITY COMPANY
      PO BOX 9131
      HINGHAM, MA 02043-9132

      The undersigned owner of the group variable annuity contract issued by ING Life Insurance and Annuity Company hereby directs you to cast the votes attributable to such contract as of the close of business on the Record Date, December 7, 2005, at a meeting of the shareholders of the Funds to be held on March 2, 2006, or at any adjournments thereof, in accordance with the instructions received by you from the individual participants under the contract.

                                             PLEASE DATE AND SIGN BELOW.
                                             RETURN FORM IN POSTAGE-PAID
                                             ENVELOPE PROVIDED.

                                             Date:
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                                             Authorized Representative

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